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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-86403 of Reliant Energy, Incorporated ("Reliant Energy") on Form S-3 of our report dated February 25, 1999 appearing in the Annual Report on Form 10-K of Reliant Energy for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
September 9, 1999